Exhibit 10.6
EXECUTION VERSION
AMENDED AND RESTATED SECURITY AGREEMENT
AMENDED AND RESTATED SECURITY AGREEMENT, is entered into as of September 23, 2010 with an effective date of August 30, 2010 as amended or otherwise modified from time to time, this “Agreement”), among Biolase Technology, Inc., a Delaware corporation (“Biolase”), BL Acquisition Corp., a Delaware corporation (“BL Acquisition”) and BL Acquisition II Inc., a Delaware corporation (“BL Acquisition II”, together with Biolase and BL Acquisition, “Grantors” and each a “Grantor”), and Henry Schein, Inc., a Delaware corporation (“HSI”).
Reference is made to each of (x) the security agreement, dated February 16, 2010 (as amended or otherwise modified prior to the date hereof, the “Prior Security Agreement”), between HSI and Biolase and (y) the Distribution and Supply Agreement, dated the date hereof (as amended or otherwise modified from time to time, the “Distribution Agreement”), between HSI and Biolase.
The Prior Security Agreement creates a security interest in all of Biolase’s inventory (and products and proceeds thereof) to secure obligations of Biolase to HSI under the letter agreement, dated February 16, 2010 (as amended or otherwise modified prior to the date hereof, the “February Letter”), between HSI and Biolase.
The Distribution Agreement, among other things, (x) continues the obligations owed by Biolase under the February Letter (such obligations, as continued under the Distribution Agreement, are herein referred to as the “February Obligations”), (y) continues the obligations of Biolase to HSI under the letter agreement, dated March 9, 2010 (as amended or otherwise modified prior to the date hereof, the “March Letter”), between HSI and Biolase (such obligations, as continued under the Distribution Agreement, are herein referred to as the “March Obligations”) and (z) creates obligations from Biolase owing to HSI in addition to the February Obligations and March Obligations, in each case as more fully described therein.
This Agreement (i) amends and restates in its entirety the Prior Security Agreement, (ii) continues the security interests granted by Biolase under the Prior Security Agreement securing obligations of Biolase under the February Letter and (iii) otherwise secures all obligations of Biolase under the Distribution Agreement. The Prior Security Agreement has been superseded in its entirety by this Agreement, and shall no longer be in effect except as modified herein. This Agreement does not constitute a novation.
As a condition to entering into the Distribution Agreement, HSI shall have received (i) evidence satisfactory to HSI that the requisite lenders under the Loan and Security Agreement, dated as of May 27, 2010 (as amended and otherwise modified prior to the date hereof, the “MidCap Loan Agreement”), among Biolase, MidCap Funding III, LLC, Silicon Valley Bank and the other lenders party thereto have entered into an agreement with Biolase, the terms of which shall be reasonably satisfactory to HSI and (ii) take all action necessary to perfect the security interests granted (and continued) under Section 2 (other than actions to be taken post closing in accordance with the last sentence of Section 4).

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions.
All capitalized terms used herein shall have the meanings provided herein (including, without limitation, the meanings provided in Schedule I). Capitalized terms used herein without meanings provided herein shall have the respective meanings provided therefor in the Distribution Agreement.
2. Grant of Security Interest. Each Grantor hereby grants to HSI, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to HSI, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
Each Grantor represents, warrants, covenants and confirms that (i) Biolase granted a security interest under the Prior Security Agreement in all of Biolase’s right, title and interest in its inventory (and products and proceeds thereof) to secure the obligations of Biolase under the February Letter and (ii) such obligations are continued under the Distribution Agreement and such security interest is continued hereunder. Each Grantor further represents, warrants and covenants that the security interest granted herein (and continued herein) is and shall at all times continue to be a Senior Priority perfected security interest. “Senior Priority” means (a) with respect to the perfected security interest in the inventory (and products and proceeds thereof) of Biolase to secure the February Obligations, a first priority perfected security interest, subject in priority only to Permitted Liens that may have priority by operation of applicable Law and (b) with respect to the perfected security interest in the Collateral to secure all Obligations, a first priority perfected security interest subject in priority only to Permitted Liens that may have priority by operation of applicable Law and Liens securing the obligations (but only up to an aggregate principal amount of $3,000,000) of Biolase under the MidCap Loan Agreement.
3. Authorization to File Financing Statements. Each Grantor hereby authorizes HSI to file financing statements, without notice to it, in all appropriate jurisdictions to perfect or protect HSI’s interest or rights hereunder, including, without limitation, a notice that any disposition of the Collateral, by either any Grantor or any other Person, shall be deemed to violate the rights of HSI under the UCC. Such financing statements may indicate the Collateral as “all assets of Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in HSI’s discretion.

4. Other Actions as to Any and All Collateral. Each Grantor agrees, at the request and option of HSI, to take any and all other actions HSI may determine to be necessary or useful for the attachment, perfection and Senior Priority of, and the ability of HSI to enforce, HSI’s security interest in any and all of the Collateral, including, without limitation, (a) executing any further instruments (including, without limitation, intellectual property security agreements and control agreements) and taking further action (including, without limitation, delivery of Collateral that can only be perfected by possession) as HSI reasonably requests to perfect or continue HSI’s security interest in the Collateral or to effect the purposes of this Agreement, (b) delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, (c) causing HSI’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of HSI to enforce, HSI’s security interest in such Collateral, (d) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of HSI to enforce, HSI’s security interest in such Collateral, (e) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to HSI, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral and (f) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by HSI to be applicable in any relevant UCC or other jurisdiction, including, without limitation, any foreign jurisdiction. If a Grantor shall acquire a commercial tort claim (as defined in the UCC), it shall promptly notify HSI in a writing signed by it of the general details thereof (and further details as may be required by HSI) and grant to HSI, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to HSI. Without limiting the generality of the foregoing, each Grantor will execute and deliver deposit account control agreements for any deposit accounts constituting Collateral no later than [fifteen (15)] days after the date hereof.
5. Representations and Warranties. Each Grantor makes the representations and warranties set forth on Schedule II hereto.
6. Covenants. Each Grantor agrees with HSI to comply with each of the covenants set forth on Schedule III hereto.
7. Events of Default. Any one or more of the events, actions or omissions set forth on Schedule IV shall constitute an event of default (an “Event of Default”).
8. Rights and Remedies.
(a)
Upon the occurrence and during the continuance of an Event of Default, HSI shall have the right to do any or all of the following: (i) deliver notice of the Event of Default to the Grantors, (ii) by notice to the Grantors declare all Obligations immediately due and payable (but if an Event of Default described in clause (c) of Schedule IV occurs all Obligations shall be immediately due and payable without any action by HSI) or (iii) by notice to the Grantors suspend or terminate the obligations, if any, of HSI to advance money or extend credit for Biolase’s benefit under the Distribution Agreement (but if an Event of Default described in clause (c) of Schedule IV occurs all obligations, if any, of HSI to advance money or extend credit for Biolase’s benefit under the Distribution Agreement).

(b)
Without limiting the rights of HSI set forth in the paragraph above, upon the occurrence and during the continuance of an Event of Default HSI shall have the right, without notice or demand, to do any or all of the following:

(i) foreclose upon and/or sell or otherwise liquidate the Collateral, but use commercially reasonable efforts to first foreclose upon and/or sell or otherwise liquidate, the Collateral consisting of assets other than Intellectual Property; provided that (A) in instances in which any other Person has initiated foreclosure on Intellectual Property, HSI shall be entitled to join such action subject to any restrictions in an agreement between HSI and such Person; (B) in any foreclosure on Intellectual Property or in any sale of Intellectual Property in any Insolvency Proceeding, HSI shall not bid to obtain title to Intellectual Property if the Obligations owing to HSI have been indefeasibly paid in full;  and  (C) except as expressly provided, this clause (i) shall not be in any manner restrict or limit HSI’s rights and remedies with respect to (x) any foreclosure instituted or continued by HSI or any other Person, or (y) any Insolvency Proceeding;
(ii) apply to the Obligations any (a) balances and deposits of any Grantor that HSI holds or controls, or (b) any amount held or controlled by HSI owing to or for the credit or the account of any Grantor; and/or
(iii) commence, join in and prosecute an Insolvency Proceeding or consent to any Grantor commencing any Insolvency Proceeding.
9. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on HSI to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for HSI, subject in all cases to its agreement with regard to Collateral consisting of Intellectual Property set forth in Section 8(b)(i) above, (a) to fail to incur expenses reasonably deemed significant by HSI to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, or (j) to disclaim disposition warranties. Each Grantor acknowledges that the purpose of this Section 9 is to provide non-exhaustive indications of what actions or omissions by HSI would fulfill HSI’s duties under the UCC or other law of the State or any other relevant jurisdiction in HSI’s exercise of remedies against the Collateral and that other actions or omissions by HSI shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 9. Without limitation upon the foregoing, nothing contained in this Section 9 shall be construed to grant any rights to any Grantor or to impose any duties on HSI that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.

10. Collateral Protection Expenses; Preservation of Collateral.
(a)
Expenses Incurred by HSI. In HSI’s discretion, if a Grantor fails to do so, HSI may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary insurance premiums. Each Grantor agrees to reimburse HSI on demand for all expenditures so made. HSI shall have no obligation to any Grantor to make any such expenditures.

(b)
HSI’s Obligations and Duties. HSI’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, if any, under Section 9-207 of the UCC of the State or otherwise, shall be to deal with such Collateral in the same manner as HSI deals with similar property for its own account.

11. Set-off. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from HSI to any Grantor may at any time be applied to or set off against any of the Obligations.
12. Appointment and Powers of HSI.
(a)
Each Grantor hereby irrevocably constitutes and appoints HSI and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of any Grantor, as applicable, or in HSI’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of it, without notice to or assent by it, to do the following:

(i) subject to the proviso set forth in Section 9(b), upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC of the State and as fully and completely as though HSI were the absolute owner thereof for all purposes, and to do, at a Grantor’s expense, at any time, or from time to time, all acts and things which HSI deems necessary or useful to protect, preserve or realize upon the Collateral and HSI’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as a Grantor might do; and

(ii) to the extent that a Grantor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without its’ signature, or a photocopy of this Agreement in substitution for a financing statement, as HSI may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require its’ signature.
(b)
Ratification by the Grantors. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

(c)
No Duty on HSI. The powers conferred on HSI hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. HSI shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for HSI’s own gross negligence or willful misconduct.

13. No Waiver by HSI, etc. HSI shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by HSI. No delay or omission on the part of HSI in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of HSI with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as HSI deems expedient.
14. Suretyship Waivers by Grantor. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as HSI may deem advisable. HSI shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 10(b). Each Grantor further waives any and all other suretyship defenses.
15. Marshalling. HSI shall not be required to marshal any present or future collateral security (including, without limitation, the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of HSI’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
16. Insurance Proceeds; Proceeds of Dispositions; Expenses. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) to the extent that the amount of such proceeds is less than $50,000, be disbursed to a Grantor, as applicable, for direct application by it solely to the repair or replacement of its’ property so damaged or destroyed, and (ii) in all other circumstances, be held by HSI as cash collateral for the Obligations. HSI may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as HSI may reasonably prescribe, for direct application by a Grantor solely to the repair or replacement of its’ property so damaged or destroyed, or HSI may apply all or any part of such proceeds to the Obligations.

Each Grantor shall pay to HSI on demand any and all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred or paid by HSI in protecting, preserving or enforcing HSI’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as HSI may determine proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC of the State, any excess shall be returned to the Grantors. In the absence of final payment and satisfaction in full of all of the Obligations, each Grantor shall remain liable for any deficiency.
17. Termination Statements. Immediately upon satisfaction of the Obligations, HSI shall authorize each Grantor, on behalf of such Grantor and at such Grantor’s expense, to execute and file termination statements in all jurisdictions in which financing statements were filed in respect of this Agreement, and shall take such other action or refrain from taking any other action as such Grantor may reasonably request, and at such Grantor’s sole expense, to effectuate the termination of this Agreement and the termination of perfection of any security interest granted in and to the Collateral.
18. Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Grantor agrees that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon a Grantor by mail at the address set forth on the signature page hereto. Each Grantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.
19. Waiver of Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THSI AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, each Grantor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Grantor (i) certifies that neither HSI nor any representative, agent or attorney of HSI has represented, expressly or otherwise, that HSI would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement, and (ii) acknowledges that, in entering into the Distribution Agreement, HSI is relying upon, among other things, the waivers and certifications contained in this Section 19.

20. Indemnification.
(a)
Each Grantor agrees to indemnify, defend and hold HSI and its respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing HSI (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by this Agreement or the Distribution Agreement; and (b) all losses or HSI’s expenses incurred, or paid by Indemnified Person from, following, or arising from transactions between HSI and any Grantor (including, without limitation, reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence, willful misconduct or fraud (collectively, the “Indemnified Liabilities”).

(b)
Each Grantor hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee), except to the extent directly caused by such Indemnified Person’s gross negligence, willful misconduct or fraud, in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of any Grantor, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by HSI) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds.

(c)
To the extent that the undertaking set forth in this Section 20 may be unenforceable, each Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

21. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Grantor and its respective successors and assigns, and shall inure to the benefit of HSI and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Grantor acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, Grantor has caused this Agreement to be duly executed as of the date first above written.

BIOLASE TECHNOLOGY, INC.
By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chairman and interim Chief Executive Officer

Organizational ID: Delaware No. 2117279 Address: 4 Cromwell, Irvine, California 92618 BL ACQUISITION CORP.
By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chairman and interim Chief Executive Officer

Organizational ID: Delaware No. Address: BL ACQUISITION II INC.
By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chairman and interim Chief Executive Officer

Organizational ID: Delaware No. Address: HENRY SCHEIN, INC.
By:	/s/ Mark E. Mlotek
	Name:	Mark E. Mlotek
	Title:	Executive Vice President

Schedule I
DEFINITIONS
As used in this Agreement, the following terms have the following meanings:
(a)
“Collateral” means all goods, accounts (including, without limitation, health-care insurance receivables), equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, commercial tort claims, documents, instruments (including, without limitation, any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all of each Grantor’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

(b)
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

(c)
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

(d)
“Indebtedness” is (a) indebtedness for borrowed money, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) obligations for the deferred price of property or services (including, without limitation, reimbursement and other obligations for surety bonds and letters of credit), (d) capital lease obligations, (e) any obligation that is secured by a Lien and (f) contingent obligations with respect to any of the foregoing.

(e)
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including, without limitation, assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

(f)
“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

(g)
“Obligations” means all of the obligations and liabilities of each Grantor to HSI, individually or collectively, whether direct or indirect (including any obligations under any guaranties), joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under the Distribution Agreement, and any purchase orders issued thereunder, including, without limitation, the Total Advances.

(h)	“Permitted Indebtedness” means:
i.	Biolase’s obligations to HSI under the Distribution Agreement;

ii.	Indebtedness existing on the date hereof as set forth in Schedule V hereto;

iii.	Subordinated Debt;

iv.	unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

v.	Indebtedness secured by Permitted Liens;

vi.	Indebtedness of Biolase under the MidCap Loan Agreement in an amount not to exceed an aggregate principal amount of $3,000,000 (the “MidCap Debt”); and

vii.
extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon any Grantor or its subsidiary, as the case may be.

(i)	“Permitted Liens” means:
i.	Liens existing on the date first written above (including, without limitation, Liens granted pursuant to the MidCap Loan and Security Agreement) or arising under this Agreement;

ii.
Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which each Grantor maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue UCC of 1986, as amended, and the Treasury Regulations adopted thereunder;

iii.
purchase money Liens (i) on equipment acquired or held by each Grantor incurred for financing the acquisition of the equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment; and

iv.
Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

(j)
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

(k)	“State” means the State of New York.

(l)
“Subordinated Debt” means indebtedness incurred by each Grantor subordinated to all of its’ now or hereafter indebtedness to HSI (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to HSI entered into between each Grantor and the other creditor), on terms acceptable to HSI.

(m)
“UCC” means UCC, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, HSI’s security interest on any Collateral is governed by the UCC in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the UCC as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions. All terms defined in the UCC and used herein (whether or not capitalized) shall have the same definitions herein as specified therein.

Schedule II
REPRESENTATIONS AND WARRANTIES
Each Grantor hereby represents and warrants to HSI as follows:
(a)
Each Grantor is (x) duly existing and in good standing, as a registered organization in its jurisdictions of organization and (y) qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, except, in the case of clause (y) where the failure to do so could not reasonably be expected to have a material adverse effect on each Grantor’s business;

(b)	Each Grantor’s exact legal name is that indicated on the signature page hereof;
(c)	Each Grantor is an organization of the type, and is organized in the jurisdiction set forth in the first paragraph of this Agreement;
(d)	Each Grantor’s organizational identification number is that indicated on the signature page hereof;
(e)	Each Grantor’s place of business as well as each Grantor’s mailing address is that indicated on the signature page hereof;
(f)
the execution, delivery and performance by each Grantor of this Agreement have been duly authorized, and does not (i) conflict with any of its’ organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which it or any of its subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under any material agreement (including, without limitation, the MidCap Loan Agreement) by which it or any of its subsidiaries or their respective properties is bound;

(g)
Each Grantor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement;

(h)
Each Grantor and each of its subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted;

(i)
there are no actions or proceedings pending or, to the knowledge of each Grantor, threatened in writing by or against it or any of its subsidiaries involving more than One Hundred Thousand Dollars ($100,000.00), other than what has been disclosed in all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;

(j)
after giving effect to the transactions contemplated in the Distribution Agreement (i) the fair salable value of each Grantor’s assets (including, without limitation, goodwill minus disposition costs) exceeds the fair value of its liabilities, (ii) each Grantor is not left with unreasonably small capital, and (iii) each Grantor is able to pay its debts (including, without limitation, trade debts) as they mature;

(k)	Each Grantor is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended;
(l)	Each Grantor is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors);
(m)	Each Grantor has not violated any Laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business; and
(n)
Each Grantor has timely filed all required tax returns and reports, and Grantor and its subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by it. Each Grantor may defer payment of any contested taxes, provided that it (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies HSI in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a Permitted Lien.

(o)	The February Obligations amount to $2,461,908 and the March Obligations amount to $3,540,842, in each case, as of the date first written above.

Schedule III
COVENANTS
Each Grantor covenants with HSI to:
(a)	Government Compliance.
i.
Maintain its and all its subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on its business or operations.

ii.
Comply, and have each subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to have a material adverse effect on its business.

iii.
Obtain and keep in full force and effect, all of the Governmental Approvals necessary for the performance by it of its obligations under this Agreement and the Distribution Agreement and the grant of a security interest to HSI, in all of the Collateral.

iv.	Promptly provide copies of any such obtained Governmental Approvals to HSI.
(b)	Financial Statements, Reports, Certificates.
i.
Deliver to HSI: (i) as soon as available, but no later than one hundred twenty (120) days after the last day of its fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified (other than a “going concern” qualification) opinion on the financial statements from its independent certified public accounting firm, (ii) within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Biolase’s or another website on the Internet and (iii) promptly upon receipt thereof, it shall deliver to HSI any default notice or notice of enforcement action received pursuant to any agreement evidencing Indebtedness in excess of $100,000.

ii.
Give prompt written notice to HSI of any litigation or governmental proceedings pending or threatened (in writing) against it which would reasonably be expected to have a material adverse effect with respect to its business.

iii.
Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon it becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, it shall give written notice to HSI of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

(c)	Insurance.
i.
Maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that each Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to HSI. In addition, all such insurance shall be payable to HSI as loss payee.

ii.
All policies of insurance shall provide for at least 30 days prior written cancellation notice to HSI. In the event of failure by each Grantor to provide and maintain insurance as herein provided, HSI may, at its option, provide such insurance and charge the amount thereof to it. Each Grantor shall furnish HSI with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

(d)
Dispositions. Not convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of inventory in the ordinary course of business; (b) of worn-out or obsolete equipment; or (c) in connection with Permitted Liens and Permitted Investments.

(e)
Changes in Business, Management, Ownership, or Business Locations. (a) Not engage in or permit any of its subsidiaries to engage in any business other than the businesses currently engaged in by each Grantor and such Subsidiary, as applicable, or reasonably related thereto; (b) not liquidate or dissolve; or (c) not permit or suffer any Change in Control. “Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of such Grantor, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of such Grantor, representing twenty-five percent (25%) or more of the combined voting power of such Grantor’s then outstanding securities; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of such Grantor (together with any new directors whose election by the Board of Directors of such Grantor was approved by a vote of not less than two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

(f)	Indebtedness. Not create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
(g)
Encumbrance. Not create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including, without limitation, the sale of any accounts, or permit any of its subsidiaries to do so, except for Permitted Liens, or enter into any agreement, document, instrument or other arrangement (except with or in favor of HSI) with any Person which directly or indirectly prohibits or has the effect of prohibiting each Grantor or any subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of each Grantor’s or any subsidiary’s Collateral, except as is otherwise permitted in clause (d) above and the definition of “Permitted Liens”.

(h)
Subordinated Debt. Not (a) make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to HSI.

(i)
Compliance. Not become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended and not undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Obligations for that purpose.

(j)	Use of Proceeds. Use the prepaid advances for general working capital purposes, but in no event to repay any Indebtedness described in clauses (a), (b) or (f) of the definition thereof.

Schedule IV
EVENTS OF DEFAULT
The following shall constitute Events of Default:
(a)
Delivery/Payment Default. Biolase fails to deliver Products in accordance with the Distribution Agreement (including, without limitation, under the $9.0M Purchase Order or the Consumables Purchase Order) or pay cash in lieu thereof in amounts required under the Distribution Agreement, after giving effect to the applicable cure period set forth in Section 4.4(iv) of the Distribution Agreement;

(b)
Termination of Distribution Agreement. The Distribution Agreement shall terminate or cease to be in effect for any reason prior to the full and indefeasible satisfaction of all obligations under the $9.0M Purchase Order and all other prepaid advances thereunder (or purchase orders related thereto).

(c)
Covenant Default. Each Grantor or any of its Subsidiaries fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or the Distribution Agreement, as applicable, and as to any default (other than those specified in clause (a) above) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof (provided that this cure period shall not be applicable to any provision of the Distribution Agreement that already has a cure period);

(d)
Insolvency. (a) AGrantor is unable to pay its debts (including, without limitation, trade debts) as they become due or otherwise becomes insolvent; (b) A Grantor begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Grantor and not dismissed or stayed within sixty (60) days;

(e)
Other Agreements. There is a default in the MidCap Loan Agreement or any agreement to which a Grantor is a party with a third party or parties and, as a result thereof, the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) under any such agreement is accelerated, or any enforcement action with respect to such Indebtedness, or any assets securing such Indebtedness, is taken by any such third party;

(f)
Judgments. One or more unappealable judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred and Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Grantor and shall remain unsatisfied, unvacated, or unstayed for a period of thirty (30) days after the entry thereof;

(g)	Misrepresentations. A Grantor makes any representation or warranty in this Agreement, and such representation or warranty is incorrect in any material respect when made; and
(h)
Lien Priority. Except as permitted by HSI, any Lien created hereunder shall at any time fail to constitute a valid Senior Priority perfected Lien on all of the Collateral purported to be secured hereunder.

Schedule V
EXISTING INDEBTEDNESS